Exhibit 10.1

RESOLUTIONS OF BOARD APPROVING REVERSE STOCK SPLIT

CHINA INTERNATIONAL TOURISM HOLDINGS, LTD.

RESOLUTIONS OF BOARD OF DIRECTORS
DOPTED FEBRUARY 18, 2009

The Board of Directors of China International Tourism Holdings, Ltd. a Nevada business corporation, held a special meeting this date pursuant to Nevada Revised Statute 78.320. Notice was waived as indicated by signature of each director below pursuant to the Nevada Revised Statute 78.320;

The special meeting was noticed for the purpose of considering a 200 to 1 reverse stock split to more appropriately capitalize the Company and to further the Company’s business plan.

Certain directors attended the meeting by telephone as permitted by Nevada Revised Statute 78.315. After calling the meeting to order a discussion was held and the Board hereby adopts the following resolutions:

1.	APPROVAL OF TWO HUNDERED FOR ONE REVERSE STOCK SPLIT

The Board of Directors hereby authorizes and approves a reverse stock split on the following terms and conditions:

THE REVERSE SPLIT

BE IT RESOLVED that Board of Directors hereby approves a reverse split of our Common Stock. The reverse split combines our outstanding Common Stock on the basis of 200 outstanding shares being changed to 1 outstanding share.  In other words, for every 200 shares of Common Stock that now issued and outstanding will be combined into 1 share.  Each shareholder’s percentage ownership in the Company (and relative voting power) will remain essentially unchanged as a result of the reverse split.

REASONS FOR THE REVERSE SPLIT

The Board believes that the present course of the Company’s business operations will need to be re-evaluated. We anticipate that changes to our business operations may result that may require the Company to issue new shares. The Board believes that reducing the number of outstanding shares will make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.  Also, a reduction in the number of outstanding shares makes our business more attractive to potential merger, joint venture and acquisition candidates.

Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates Fractional shares shall be rounded up to the next whole share.  Consummation of the reverse stock split will not change the number of shares of Common Stock authorized by the Company’s Articles of Incorporation or the par value of each share of Common Stock. The Reverse Stock Split will not effect a stockholder’s percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares having been rounded up to the next whole share..

Further, we believe that our current low stock price negatively affects the marketability of our existing shares and our ability to raise additional capital.  Although we cannot guarantee it, we hope that the reverse split will increase the market price of our stock. Theoretically, the increase should occur in a direct inverse proportion to the reverse split ratio.  In other words, with a reverse split ratio of 1 to 200 the assumption is that the market price of our stock should increase fivefold following the reverse split. Stockholders should note that the effect of the reverse stock split upon the price of the Company’s Common Stock cannot be accurately predicted.

Finally, we are hopeful that the reverse split and the resulting anticipated increased price level will encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders.  Again, however, we cannot guarantee that this will be the case or, indeed, that any of the foregoing hoped-for effects will result from the reverse split.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The following table illustrates the principal effects of the reverse split on our Common and Preferred Stock based on the number of shares authorized, issued and outstanding as of February 18, 2009

Authorized Common Stock
Authorized Common Stock

Prior to the	After the
Reverse Split	Reverse Split
----------------	---------------
250,000,000	250,000,000

Issued and Outstanding Common Stock
Prior to the	After the
Reverse Split	Reverse Split
----------------	---------------
48,591,809	242,960

Common Stock Available for Issuance
Prior to the	After the
Reverse Split	Reverse Split
----------------	---------------
201,408,191	249,757,040

Shares of Common Stock issued pursuant to the reverse split will be fully paid and nonassessable.  The relative voting and other rights of holders of the Common Stock will not be altered by the reverse split, and each share of Common Stock will continue to entitle its owner to one vote. The reverse split will not give rise to rights of appraisal or dissenter’s rights.

As a result of the reverse split, the number of shares of Common Stock presently outstanding will be consolidated.  Accordingly, we will have the ability to issue more shares of Common Stock than is presently the case and without additional shareholder approval.  Doing so will have a dilutive effect on the equity and voting power of our existing shareholders.

No fractional shares will be issued in connection with the reverse split.  Instead, fractional shares will be rounded up and one whole share will be issued.  We expect that most shareholders will receive one additional share of Common Stock, but we do not anticipate that this will materially affect any shareholder's proportional interest.  We do not anticipate that the reverse split will result in any material reduction in the number of holders of Common Stock.

The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

The reverse split will not affect the Company's stockholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of Common Stock.  The reverse split will not have any effect on the par value of the Common Stock.

EFFECTIVE DATE OF THE REVERSE SPLIT

The reverse split will be authorized immediately and will become effective at such time as counsel or our Executive Officers determine that proper notification and filing has been made to the regulators and the securities markets.  Upon proper regulatory notification, all of our outstanding Common Stock will be converted into new Common Stock in accordance with the reverse split ratio described above.  After the reverse split is effective, certificates representing shares of pre-reverse split Common Stock will be deemed to represent only the right to receive the appropriate number of shares of post-reverse split Common Stock.

NO EXCHANGE OF CERTIFICATES

You are not being asked to exchange your certificates at this time; however, you are entitled to do so after the reverse split takes place if you wish by contacting our transfer agent.  Otherwise, certificates representing pre-reverse split shares will changed for certificates reflecting post-split shares at the first time they are presented to the transfer agent for transfer.

RIGHT TO ABANDON REVERSE SPLIT

Although we do not anticipate doing so, we may abandon the proposed reverse split at any time prior to its effectiveness if our Board of Directors deems it advisable to do so.  Any decision as to the appropriateness of the reverse split will be made solely by our Board of Directors and will depend upon numerous factors including the future trading price of our stock, the growth and development of our business and our financial condition and results of operations.

2.           ADMINISTRATION AND MISCELLANEOUS.

FURTHER RESOLVED, that the Authorized Officers, or any of them, be, and each of them hereby is, authorized, in the name and on behalf of the Company, to prepare, execute, deliver and file such certificates, documents, instruments or other papers and to do or cause to be done all such acts and things (including the payment of all necessary expenses and the retention of the services of attorneys, accountants, printers and others) as the Authorized Officers, or any of them, may deem necessary or appropriate to effect fully the intent and purposes of any and all of these resolutions;

FURTHER RESOLVED, that the corporate seal of the Company may be affixed to any instrument or document executed pursuant to any of the foregoing resolutions by impressing or affixing such seal thereon or by imprinting or otherwise reproducing thereon a facsimile thereof; and

FURTHER RESOLVED, that any and all action heretofore or hereafter taken by the Authorized Officers, or any of them, within the terms of the foregoing resolutions, is hereby ratified and confirmed as the act and deed of the Company.

DULY NOTED AND AUTHORIZED FOR INSERTION INTO THE BOOKS AND RECORDS OF THE CORPORATION THIS DAY AND YEAR FIRST ABOVE WRITTEN.

SIGNED AND CONSENTED TO BY ALL OF THE DIRECTORS OF THE COMPANY.

                                                                                                       /s/ WANWEN SU
       WANWEN SU
       CHAIRMAN OF THE BOARD